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EXHIBIT 5


                           STOLL KEENON OGDEN PLLC
                         300 W. Vine St., Ste. 2100
                          Lexington, Kentucky 40508


                                June 23, 2006


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

         RE: Farmers Capital Bank Corporation Registration Statement on Form S-4 the ("Registration Statement")

Ladies and Gentlemen:

         We are acting as counsel to Farmers Capital Bank Corporation, a Kentucky corporation ("Farmers Capital"), in connection with the issuance and sale by Farmers Capital of shares (the "Shares") of its common stock, $0.125 par value per share (the "Common Stock"), under the terms of that certain Agreement and Plan of Merger, dated April 11, 2006, as amended by Amendment No. 1 dated as of June 16, 2006, and included as Appendix A to the proxy statement-prospectus in the Registration Statement (as amended, the "Merger Agreement"). The Registration Statement on Form S-4 with respect to the Shares has been filed by Farmers Capital with the Securities and Exchange Commission.

         In our capacity as counsel to Farmers Capital, we have familiarized ourselves with the corporate affairs of Farmers Capital and are familiar with the actions taken by Farmers Capital in connection with the aforementioned issuance and sale. We have examined the original or certified copies of all such records of Farmers Capital and all such agreements, certificates of public officials, certificates of officers or representatives of Farmers Capital and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Farmers Capital and others.

         Based upon the foregoing, it is our opinion that:

         1. Farmers Capital is a corporation validly existing under the laws of the Commonwealth of Kentucky.


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Securities and Exchange Commission
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June 23, 2006



         2. The Shares have been legally authorized by Farmers Capital and will, when exchanged for shares of common stock of Citizens National Bancshares, Inc., a Kentucky corporation, pursuant to the terms of the Merger Agreement, be legally issued, fully paid and non-assessable shares of Farmers Capital's Common Stock.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.


                                            Very truly yours,

                                            /s/ Stoll Keenon Ogden PLLC